As filed with the Securities and Exchange Commission on November 15, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
under
The Securities Act of 1933

Adtalem Global Education Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3150143 (I.R.S. Employer Identification No.)
500 West Monroe Street Chicago, Illinois (Address of principal executive offices)	60661 (Zip Code)

Adtalem Global Education Inc. 2019 Employee Stock Purchase Plan
(Full title of the plan)

Stephen W. Beard
Chief Operating Officer, General Counsel and Corporate Secretary
Adtalem Global Education Inc.
500 West Monroe Street
Chicago, Illinois 60661
(Name and address of agent for service)

(866) 374-2678
(Telephone number, including area code, of agent for service)

With a copy to:

Christina C. Russo
Larry W. Ross II
Akerman LLP
Three Brickell City Centre
98 Southeast Seventh Street, Suite 1100
Miami, Florida 33131
(305) 374-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	500,000(2)	$31.83(3)	$15,915,000(3)	$2,066(3)
(1)
Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement (this “Registration Statement”) shall be deemed to cover any additional shares of common stock, par value $0.01 per share (“Common Stock”) of Adtalem Global Education Inc. (the “Registrant”) that may be offered or issued from time to time resulting from stock splits, stock dividends, recapitalizations, combination of shares or any similar adjustments of the outstanding Common Stock of the Registrant.

(2)
This registration statement covers shares of Common Stock that may be offered or sold from time to time pursuant to the Adtalem Global Education Inc. 2019 Employee Stock Purchase Plan (the “2019 ESPP”).

(3)
Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act, based on the average of the high and low prices per share of the Common Stock, as reported on the New York Stock Exchange on November 11, 2019.

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

On October 3, 2019, the Registrant’s Board of Directors approved the adoption of the 2019 ESPP, which was subsequently approved by the stockholders of the Registrant at the Registrant’s annual meeting of stockholders held on November 6, 2019.  This Registration Statement registers the shares of Common Stock issuable pursuant to the 2019 ESPP.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or provided to each employee who is eligible to participate in the 2019 ESPP, as required by Rule 428 under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (“SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents:

(i)	the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2019 filed with the SEC on August 28, 2019 (the "Annual Report");
(ii)	the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, as filed with the SEC on October 29, 2019;
(iii)	the Registrant's Current Reports on Form 8-K, as filed with the SEC on July 17, 2019, August 27, 2019, October 23, 2019, and November 8, 2019;
(iv)	the Registrant's Definitive Proxy Statement for the Registrant’s 2019 Annual Meeting of Shareholders, as filed with the SEC on October 4, 2019; and
(v)	the description of the Registrant's securities contained in the Registration Statement on Form 8-A dated May 8, 1996, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any portions thereof furnished under Items 2.02 or 7.01 of Form 8-K and any exhibits relating to Items 2.02 or 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. 1350 unless specifically stated to the contrary, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

These documents may also be accessed through our website at www.investors.adtalem.com. The information and other content contained on or linked from our website are not part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus but not delivered with this prospectus. Any request may be made by writing or calling us at the following address or telephone number:

Adtalem Global Education, Inc.
500 West Monroe
Chicago, Illinois 60661
Attn: Investor Relations
Tel: (866) 374-2678

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

Item 4.                          Description of Securities.

           Not applicable.

Item 5.                          Interests of Named Experts and Counsel.

           Not applicable.

Item 6.                          Indemnification of Directors and Officers.

           (a)  The Delaware General Corporate Laws (“GCL”) (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Registrant to buy directors' and officers' liability insurance.  Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

           (b)  Article TENTH of the Registrant’s Restated Certificate of Incorporation, as amended, permits, and Article VI of the Amended and Restated By-Laws of the Registrant, as amended, provides for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law.

           (c)  In accordance with Section 102(b)(7) of the Delaware GCL, the Registrant's Restated Certificate of Incorporation, as amended, provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except (1) for breaches of their duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) pursuant to Section 174 of the Delaware GCL (unlawful payment of dividends) or (4) for any transactions from which a director derives an improper personal benefit.

           (d)  The Registrant enters into an Indemnification Agreement with each of its Directors which provides for the indemnification of the Directors in a variety of circumstances.

Item 7.                          Exemption from Registration Claimed.

           Not applicable.

Item 8.                          Exhibits.

           The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

Exhibit Number	Description
3.1
Restated Certificate of Incorporation of the Registrant, dated May 23, 2017 (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated May 22, 2017 and incorporated herein by reference).

3.2
Amendment to Restated Certificate of Incorporation of the Registrant, dated May 23, 2017 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 22, 2017 and incorporated herein by reference).

3.3
Amended and Restated By-Laws of the Registrant, as amended as of May 23, 2017 (filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K dated May 22, 2017 and incorporated herein by reference).

5.1	Opinion of Akerman LLP*
10.1
Adtalem Global Education Inc. 2019 Employee Stock Purchase Plan (incorporated by reference to Appendix B to Adtalem Global Education Inc.'s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 4, 2019).

23.1	Consent of PricewaterhouseCoopers LLP*
23.2	Consent of Akerman LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included in the signature page hereto).*

* Filed herewith.

Item 9.                          Undertakings.

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 15th day of November 2019.

Adtalem Global Education Inc. (Registrant)
By:	/s/ Lisa W. Wardell
Lisa W. Wardell Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Michael O. Randolfi
Michael O. Randolfi Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Each individual whose signature appears below hereby appoints each of Michael Randolfi and Stephen W. Beard, and each of them individually (with full power to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this registration statement (including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lisa W. Wardell	Chairman of the Board, President	November 15, 2019
Lisa W. Wardell	and Chief Executive Officer

/s/ Steven M. Altschuler	Director	November 15, 2019
Steven M. Altschuler

/s/ William W. Burke	Lead Independent Director	November 15, 2019
William W. Burke

/s/ Donna J. Hrinak	Director	November 15, 2019
Donna J. Hrinak

/s/ Georgette Kiser	Director	November 15, 2019
Georgette Kiser

/s/ Lyle Logan	Director	November 15, 2019
Lyle Logan

/s/ Michael W. Malafronte	Director	November 15, 2019
Michael W. Malafronte

/s/ James D. White	Director	November 15, 2019
James D. White